UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 8, 2021
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Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street,	Suite 4980

Houston,	Texas	77002
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2021, Civeo Corporation (the “Company”) entered into a syndicated facility agreement (the “Credit Agreement”) among the Company and certain subsidiaries of the Company, as borrowers, the lenders named therein, Royal Bank of Canada, as Administrative Agent, and the other agents party thereto (collectively, the “Parties”).

The Credit Agreement replaces and refinances that certain Amended and Restated Syndicated Facility Agreement, dated as of April 2, 2018 (as amended by the First Amendment, dated October 26, 2018, the Second Amendment, dated September 30, 2019, and the Third Amendment, dated September 3, 2020).

Pursuant to the Credit Agreement, the Company has entered into (i) a $200.0 million, 4-year revolving credit facility allocated as follows: (A) a $155.0 million senior secured revolving credit facility in favor of the Company, as borrower, (B) a $10.0 million senior secured revolving credit facility in favor of Civeo Management LLC, a U.S. subsidiary, as borrower and (C) a $35.0 million senior secured revolving credit facility in favor of Civeo PTY Limited, an Australian subsidiary, as borrower, and (ii) a C$100.0 million Canadian term loan facility (“Canadian Term Loan”) in favor of the Company. Amounts outstanding under the credit facilities bear interest at LIBOR (for U.S. Dollar loans), B/A (for Canadian Dollar loans) or BBSY (for Australian Dollar loans) plus, with respect to each, a margin of 3.00% to 4.00%, or at a base rate plus a margin of 2.00% to 3.00%, in each case based on a ratio of the Company’s total net leverage to EBITDA (as defined in the Credit Agreement). As of September 8, 2021, the Canadian Term Loan was fully drawn and there were $135.4 million borrowings outstanding under the revolving credit facilities.

The Credit Agreement has a maturity date of September 8, 2025, at which point all revolving commitments shall terminate. The Canadian Term Loan requires quarterly amortization payments of C$10.0 million, with the first payment to be made on September 30, 2021.

The Credit Agreement includes (i) restrictions customary for facilities of this type, including covenants that impose restrictions on the Company’s ability to, among other things, borrow funds, dispose of assets, pay dividends, make certain investments and make certain capital expenditures, (ii) a minimum interest covenant ratio covenant, tested quarterly with a minimum interest coverage ratio of 3.00x; (iii) a maximum total net leverage ratio covenant, tested quarterly with maximum permitted net leverage of, prior to a qualified debt offering, 3.50x for the fiscal quarter ending September 30, 2021, 3.25x for the fiscal quarters ending December 31, 2021 and March 31, 2022 and 3.00x for each fiscal quarter ending thereafter, or, following a qualified debt offering, 3.50x; and (iv) a maximum first lien net leverage ratio covenant tested quarterly, with a maximum first lien net leverage ratio of 2.00x, commencing with the first quarter ending following a qualified debt offering.

The description of the Credit Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit Number	Description of Document
10.1
Syndicated Facility Agreement, dated as of September 8, 2021, by and among Civeo Corporation, Civeo Pty Limited and Civeo Management LLC, as Borrowers, the Lenders named therein, Royal Bank of Canada, as Administrative Agent, U.S. Collateral Agent, Canadian Administrative Agent, Canadian Collateral Agent and an Issuing Bank and RBC Europe Limited, as Australian Administrative Agent, Australian Collateral Agent and an Issuing Bank.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2021

            CIVEO CORPORATION

                    By: /s/ Carolyn J. Stone ,
                    Name:    Carolyn J. Stone
Title:    Senior Vice President, Chief Financial Officer and Treasurer